UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2008

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

    On November 21, 2008, Centerline Holding Company (“the “Registrant”) and Centerline Capital Group Inc. (together with the Registrant, the “Borrowers”) entered into a Fifth Amendment (the “Amendment”) to Revolving Credit and Term Loan Agreement (the “Credit Agreement”) with the Guarantors and Lenders, as defined in the Credit Agreement previously filed on Form 8-K on December 27, 2007.  Pursuant to the Amendment, the Lenders have agreed to defer the date by which the Borrowers’ term loan must be reduced to no more than $50 million from November 21, 2008 to December 05, 2008, which will require that the Borrowers make a term loan payment of approximately $19 million on or before December 05, 2008.  The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement.

Item 9.01.  Financial Statements and Exhibits

(a)        Financial Statements

Not Applicable.

(b)        Pro Forma Financial Information

Not Applicable.

(c)        Exhibits

Exhibit 10.1    Fifth Amendment to Revolving Credit and Term Loan Agreement, dated November 21, 2008, by and between Centerline Holding Company, Centerline Capital Group Inc., the Guarantors listed on Schedule 1 thereto and the Required Lenders, including the Term Loan Lenders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY (Registrant)

November 21, 2008	By:	/s/ Robert L. Levy
Robert L. Levy Chief Financial Officer